TRENTON SAVINGS BANK

                     SUPPLEMENTAL EXECUTIVE

                         RETIREMENT PLAN

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                        TABLE OF CONTENTS

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Article                                      Page

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I.   Introduction and Purpose                1

II.  Definitions                             1

III. Eligibility                             2

IV.  Amount of Benefit                       2

V.   Payment of Benefits                     4

VI.  General                                 5

VII. Exhibit A                               7

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               ARTICLE I: INTRODUCTION AND PURPOSE

     1.1 Purpose. This program, which is unfunded, is established by Trenton Savings Bank as of January 1, 1993, primarily for the purpose of providing supplemental retirement benefits for a select group of senior management employees and members of the Board of Directors.


                     ARTICLE II: DEFINITIONS

     2.1       Definitions

               (a) "Alternative Mode" means any of the forms of benefit payment available under Article V.

               (b) "Bank" means Trenton Savings Bank and its subsidiaries and successors.

               (c)  "Code" means the Internal Revenue Code of
1986, as amended.

               (d) "Compensation" means, for any Participant, his Total Compensation received annually from the Bank.

               (e) "Internal Rate of Return for the Bank" means the average investment return of Bank funds on deposit during the fiscal year.

               (f) "Participant" means any senior management employee of Trenton Savings Bank who is designated by the Board of Directors of the Bank and attached hereto as Exhibit A, and any member of the Board of Directors who elects participation.

               (g)  "Plan" means this Trenton Savings Bank
Supplemental Executive Retirement Plan.

               (h) "Plan Administrator" means the individual or committee appointed by the Bank to administer this Plan.

               (i)  "Plan Year" shall be the period from January
1st to December 31st.

               (j) "Total and Permanent Disability" shall mean a disability by reason of which the Participant is totally and permanently disabled, as determined by the Plan Administrator.

               (k)  "Trust" shall mean the Trenton Savings Bank
Supplemental Executive Retirement Plan Trust, which is established for the purpose of investing contributions made to the credit of Participants' Accounts under this Plan.

               (l) "Years of Service" shall include all complete years of employment with the Bank, commencing from the Participant's initial date of employment.

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             ARTICLE III: ELIGIBILITY TO PARTICIPANT

     Employees who have completed one (1) Year of Service (as defined in 2.1(l)) with the Bank and who have been selected to participate by the Board of Directors of the Bank. Members of the Board of Directors may also elect to participate.


                  ARTICLE IV: AMOUNT OF BENEFIT

     4.1       Benefit at Retirement or Disability

               (a) Each Participant who retires from the Bank on or after attaining normal retirement age of 65 or upon attaining early retirement age which shall be the later of age 55 and 15 Years of Service or upon Total and Permanent Disability, shall be eligible to receive a benefit under this Article IV, payable at the time and in the form set forth in Article V, equal to the Participant's accumulated Account Balances at the time of retirement or disability.

                    (1)  Employees' Accounts.  Accounts shall be
established for each eligible Participant. Participant Contributions shall be credited to a Participant Contribution Account established for the Participant, and Bank Contributions shall be credited to a Bank Contribution Account established for the Participant. All Accounts shall be kept in dollars.

                    (2) Investment of Accounts. Accounts may be invested in an investment portfolio through a Trust established for such purpose and managed by the Plan Administrator, or may be booked as a liability of the Bank. The investment return, either from the Trust portfolio or the Internal Rate of Return of the Bank, as applicable and as determined by the Plan Administrator shall be credited to Participants' Accounts on a nondiscriminatory basis. The Plan Administrator may establish reasonable administrative rules to control the expense of maintaining accounts and the Bank shall pay all costs associated with the Plan.

                    (3)  Valuation of Accounts.  As of the last
day of each Plan Year, or at such more frequent intervals as may be directed by the Plan Administrator, any increase or decrease in the fair market value of the Trust investments since the last adjustment under this Section and all income of the Trust or booked liabilities of the Bank during that period shall be credited or deducted from the account of Participants according to the appropriate investment of each participant's accounts, if such accounts are segregated, at the discretion of the Plan Administrator.

                    (4)  Effect of Distributions.  If a
distribution is made, the Participant's appropriate Account or Accounts shall be reduced by the amount of the distribution.

                    (5) Participant Contributions. Participants may elect to make contributions to the credit of their Participant Contribution Accounts through individual salary-reduction or deferred compensation agreements with the Bank.

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                    (6)  Bank Contributions.  For each Plan Year,
effective January 1, 1991, the Bank shall contribute to the Bank Contribution Account of each eligible Participant an amount equal to the accumulated shortfall of the 401(k) plan, plus interest thereon. The 401(k) shortfall, which is due to legislated limitations on allowable contributions in the Bank's Thrift Plan, shall be determined each year as follows:

       MAXIMUM BANK MATCHING CONTRIBUTION UNDER THE THRIFT
       PLAN less ALLOWED BANK MATCHING CONTRIBUTION IN THE
                           THRIFT PLAN

                              PLUS

    33% (i.e., tax savings loss) times THE DIFFERENCE OF THE
            FOLLOWING EMPLOYEE CONTRIBUTION GOALS AND
              THE ALLOWABLE EMPLOYEE CONTRIBUTIONS:

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
               W. BREITHAUPT                 7%
               J. MERZ                       8%
               R. GALLAUDET                  6%
               D. LIPPINCOTT                 6%
               All Others (when applicable)  6%

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Members of the Board of Directors are not eligible for any Bank
Contributions.

               (b)  Except as provided in Section 4.2, a
Participant who terminates employment with the Bank shall be 100% vested and eligible to receive a benefit under this Plan upon the completion of five (5) Years of Service.

                    Participant Accounts shall be 100% vested at all times. Bank Contribution Accounts shall be vested as described in 4.1(b).

               (c) In accordance with the pertinent provisions of the Trust, upon a Change of Control, as defined in the Trust, all Accounts under this Plan shall immediately become 100% vested and immediately payable to the Participants without reference to age or retirement as soon as practicable, but in no event more than 90 days after the Change in Control.

     4.2       Benefit at Death

               (a) The beneficiary of a Participant who dies while actively employed by the Bank, shall be entitled to receive a death benefit payable at the time and in the form set forth in
Article V. The amount of this death benefit shall be equal to the amount of the Participant's accumulated Account Balances at the time of death.

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               (b)  The beneficiary of a Participant who dies
after he has begun to receive benefits under this Plan shall receive any payments remaining under the form of payment elected by the Participant.

               (c) Subject to applicable law, each Participant shall have the right to file with the Plan Administrator a written designation of one or more persons as the beneficiary who shall be entitled to receive any amount payable under the Plan upon his death. A Participant may, from time to time, revoke or change such beneficiary designation without the consent of any prior beneficiary by filing a new designation with the Plan Administrator. The last such designation received by the Plan Administrator shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Plan Administrator prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt.

                    Notwithstanding anything in this Section 4.2 to the contrary, if no such beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with applicable law, the amount, if any, payable under the Plan upon his death shall be made to the Participant's estate. If the Plan Administrator is in doubt as to the right of any person to receive any amount, the Plan Administrator may retain such amount, which shall continue to accrue interest, until the rights thereto are determined, or the Plan Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Bank and the Plan Administrator therefor.


                 ARTICLE V: PAYMENT OF BENEFITS

     5.1       Time of Payment

               A Payment of a Participant's Bank and
Participation Account benefits under this Plan shall begin on the later of: (1) the first day of the month following the earlier of the Participant's normal retirement on or after age 65, early retirement on or after age 55 and 15 Years of Service, his Total and Permanent Disability, Retirement or death; or (2) pursuant to the schedule established by the Participant's or beneficiary's election of an Alternative Mode of payment pursuant to Section 5.2, as applied to the pertinent payment-precipitating event.

     5.2 Methods of Benefit Payment. A Participant's benefit shall be paid in the form of a single lump sum distribution, however, a Participant or beneficiary may elect to receive benefits payable hereunder in any of the Alternative
Modes available to such Participant, as noted below.

               Account Balances may be utilized to provide actuarially equivalent benefits in the following forms:

               (a)  Single Life Annuity

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               (b)  Single Life Annuity for Period Certain.
Under a single life annuity for a period certain, payments begin on the date provided in Article IV and continue until the first day of the month in which the Participant's death occurs. If the Participant dies before he has received 60, 120, or 180 payments, according to whether the Participant has elected a period certain of 5, 10 or 15 years, respectively, then beginning on the first day of the month following the month in which the Participant's death occurs and continuing until the balance of the period certain payments have been made, payments in an amount equal to the amount payable to the Participant shall be made to the Participant's beneficiary. If the Participant's beneficiary dies before the Participant, following the Participant's death the Actuarial Equivalent of any balance of payments for the period certain shall be paid in a single sum to the Participant's estate.

               (c) Joint and Survivor Annuity. Under a joint and survivor annuity, payments begin on the date provided in
Article IV and continue until the first day of the month in which the Participant's death occurs. On the first day of the following month, payments equal to 50%, 66-2/3%, 75% or 100%, whichever the Participant elects, of the payments made to the Participant begin to the individual designated by the Participant as his beneficiary. Such payments to the beneficiary shall end with the payment on the first day of the month in which the beneficiary's death occurs.

     5.3 Events of Divestiture. Anything herein to the contrary notwithstanding, if a Participant's employment is terminated for cause, all Bank Account benefits otherwise payable hereunder shall be forfeited. All Participant Accounts shall not be forfeited and shall be distributed upon employee's termination. For this purpose, termination for cause shall mean termination of employment by reason of his/her dishonesty, conviction of a felony, gross neglect of duties, fraud, willful misconduct or conflict of interest, any of which has resulted or is likely to result, in substantial and material damage to the Bank. If, subsequent to termination of employment for other reasons and prior to the payment of all benefits hereunder, it is discovered that a Participant engaged in acts of conduct which, had they been discovered, would have resulted in his/her termination of employment for cause, his/her employment will be deemed, for purposes of this plan, to have been terminated for cause, and all unpaid benefits hereunder shall be forfeited.


                       ARTICLE VI: GENERAL

     6.1 Source of Funds. This plan shall be unfunded and payment of benefits hereunder shall be made from the general assets of the Bank. Any such asset which may be set aside, earmarked or identified as being intended for the provision of benefits hereunder shall remain assets of the Bank and shall be a general creditor of the Bank to the extent of the value of his/her benefit accrued hereunder, but he/she shall have no right, title or interest in any specific asset that the Bank may set aside or designate as intended to be applied to the payment of benefits under this program.

     6.2 Amendment and Termination. The Bank reserves the right to amend this program at any time and from time to time in any fashion, and to terminate it at will. However, to the extent that the Bank has the assets with which to pay such benefits, the Bank guarantees to the Participant

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(and to persons becoming entitled to benefits under this program by reason of the death of the Participant) the payment of benefits contemplated hereunder, subject to the terms and conditions set forth herein.

     6.3 Nonalienation of Benefits. None of the benefits or rights of a Participant or any beneficiary of a Participant shall be subject to the claim of any creditor, and in particular, to the fullest extent permitted by law, all such benefits and rights shall be free from attachment, garnishment or any other legal or equitable process available to any creditor of the Participant or his/her beneficiary. Neither the Participant or his/her beneficiary shall have the right to alienate, anticipate, commute, pledge, encumber, or assign any of the benefit or payments which he/she may expect to receive, contingently or otherwise, under this Plan, except the right to designate a beneficiary to receive death benefits provided hereunder.

     6.4 Applicable Law. This Plan shall supersede any and all prior plans of similar intent or purpose maintained by the Bank and shall be construed under the laws of the State of New Jersey, except to the extent such laws are inconsistent with Federal law which shall otherwise prevail, if applicable.

     IN WITNESS WHEREOF, and as evidence of the adoption of the foregoing amendment of the program, Trenton Savings Bank has caused the same to be executed by its duly authorized officers and its corporate seal to be affixed this 23rd day of November, 1993.


ATTEST:

/s/ Joseph G. Merz                 By: /s/ Wendell T. Breithaupt
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     Secretary                          President

[SEAL]

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                      TRENTON SAVINGS BANK

             SUPPLEMENTAL EXECUTIVE RETIREMENT PLAN



                         Exhibit A

                         W. Breithaupt

                         R. Gallaudet

                         D. Lippincott

                         J. Merz

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